Exhibit 99.1

Bel Fuse Inc. Announces Launch of Public Offering of Class B Common Stock

WEST ORANGE, N.J., May 12, 2026 (GLOBE NEWSWIRE) -- Bel Fuse Inc. (Nasdaq: BELFA and BELFB) (“Bel” or the “Company”), a leading global manufacturer of electronic components, systems and solutions, today announced the commencement of an underwritten offering of 1,300,000 shares of its Class B common stock. In addition, the Company intends to grant the underwriters a 30-day option to purchase up to an additional 195,000 shares of its Class B common stock at the public offering price, less underwriting discounts and commissions. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Bel currently intends to use the net proceeds from the proposed offering to pay down any outstanding indebtedness under its Credit and Security Agreement, fund the remaining 20% acquisition of Enercon Technologies, Ltd. or other acquisitions or partnership opportunities that may arise, and the remainder, if any, for general corporate purposes.

Citigroup, BofA Securities, and Wells Fargo Securities are acting as joint book-running managers for the proposed offering.

The proposed offering is being made pursuant to an automatic shelf registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission (SEC) on May 12, 2026. This proposed offering is being made only by means of a prospectus supplement and accompanying prospectus that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus related to the proposed offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this proposed offering may also be obtained, when available, by contacting: Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 (Tel: 800-831-9146); BofA Securities, Inc., Attention: Prospectus Department, NC1-022-02-25, 201 North Tryon Street, Charlotte, North Carolina 28255-0001, or by email at dg.prospectus_requests@bofa.com; or Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 90 South 7th Street, 5th Floor, Minneapolis, Minnesota 55402, at (800) 645-3751 (option #5) or email a request to WFScustomerservice@wellsfargo.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

About Bel

Bel designs, manufactures, and markets critical electronic components, systems and solutions for customers in aerospace, defense, industrial, and data-driven markets. Understanding that Bel’s customers face increasingly complex technical challenges, Bel delivers a comprehensive portfolio of solutions including power systems, high-reliability connectors and cable assemblies, circuit protection, and networking products that enable Original Equipment Manufacturers (OEMs) to bring their innovations to market. Bel partners closely with customers to deliver both customized and standard solutions tailored to their specific applications and performance requirements. With manufacturing facilities and technical support teams worldwide, Bel serves as a strategic partner to customers who require proven reliability in demanding end markets.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements related to Bel’s expectations regarding the timing of the proposed offering, the anticipated use of proceeds from the offering and the anticipated grant to the underwriters of an option to purchase additional shares. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release. These risks and uncertainties include fluctuations in Bel’s stock price, changes in market conditions, the completion of the public offering on the anticipated terms or at all and other risks identified in the Company’s SEC filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 24, 2026, Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 5, 2026, and in the preliminary prospectus supplement related to the proposed offering that Bel will file with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Company Contact:

Lynn Hutkin
Chief Financial Officer
ir.belf.com

Investor Contact

Three Part Advisors
Jean Marie Young, Managing Director or Steven Hooser, Partner
631-418-4339
jyoung@threepa.com; shooser@threepa.com